Exhibit 99.1

AgEagle Aerial Systems Inc. Announces Pricing of $6.5 Million Public Offering

Wichita, Kan., September 30, 2024 – AgEagle Aerial Systems Inc. (NYSE American: UAVS) (“AgEagle” or the “Company”), an industry-leading provider of full stack flight hardware, sensors and software for commercial and government use, today announced the pricing of a public offering with gross proceeds to the Company expected to be approximately $6.5 Million, before deducting placement agent fees and other estimated offering expenses payable by the Company.

The offering consists of 26,900,000 Units, each consisting of one (1) share of our common stock, $0.001 par value per share (the “Common Stock”) or one Pre-Funded Warrant to purchase one share of Common stock, one Series A warrant (“Series A Warrant”) to purchase one share of Common Stock and one Series B warrant (“Series B Warrant”) to purchase one share of Common Stock. The public offering price per Unit is $0.24 (or $0.239 for each Unit with a Pre-Funded Warrant, which is equal to the public offering price per Unit with a share of Common Stock to be sold in the offering minus an exercise price of $0.001 per Pre-Funded Warrant). The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until exercised in full. The initial exercise price of each Series A Warrant is $0.24 per share of Common Stock or pursuant to an alternative cashless exercise option. The Series A Warrants are exercisable immediately and expire five years from the closing date of this public offering. The initial exercise price of each Series B Warrant is $0.50 per share of common stock. The Series B Warrants are exercisable immediately and expire five years from the closing date of this public offering.

Aggregate gross proceeds to the Company are expected to be approximately $6.5 Million. The transaction is expected to close on or about October 1, 2024, subject to the satisfaction of customary closing conditions. The Company expects to use the proceeds from the offering for the repayment of an outstanding note and the remainder for general corporate and working capital purposes.

Spartan Capital Securities, LLC is acting as the sole placement agent for the offering. Duane Morris LLP. is acting as counsel to the Company. Manatt, Phelps & Phillips LLP is acting as counsel to Spartan Capital Securities, LLC.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-281897) previously filed with the U.S. Securities and Exchange Commission (“SEC”) on September 30, 2024, as amended, which became effective on September 30, 2024. The offering is being made only by means of a prospectus forming part of the effective registration statement. Copies of the preliminary prospectus and, when available, copies of the final prospectus, relating to the offering may be obtained on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus relating to the offering may be obtained, when available, from: Spartan Capital Securities, LLC, 45 Broadway, New York, NY 10006, at (212) 293-0123. Before investing in this offering, interested parties should read the prospectus in its entirety, which provides more information about the Company and such offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AgEagle Aerial Systems Inc.

Through its three centers of excellence, AgEagle is actively engaged in designing and delivering best-in-class flight hardware, sensors and software that solve important problems for its customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, AgEagle is a leading provider of full stack drone solutions for customers worldwide in the energy, construction, agriculture, and government verticals. For additional information, please visit our website at www.ageagle.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

AgEagle Aerial Systems Contacts

Investor Relations Email: UAVS@ageagle.com

Media Email: media@ageagle.com